SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 25, 2005

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 1.01.	Entry Into a Material Definitive Agreement.

     On March 25, 2005, the Board of Directors of Federated Department Stores, Inc. ("Federated") authorized an amendment to the Employment Agreement between Federated and Terry J. Lundgren, Chairman, Chief Executive Officer and President of Federated. A copy of this amendment is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

     On March 25, 2005, the Board of Directors of Federated granted options to Terry J. Lundgren and each Vice Chair of Federated, Thomas G. Cody, Thomas L. Cole, Janet E. Grove, Susan D. Kronick and Ronald W. Tysoe (the "Vice Chairs"), pursuant to the 1995 Executive Equity Incentive Plan. The number of options granted were as follows: Terry J. Lundgren, 275,000; Thomas G. Cody, 32,500; Thomas L. Cole, 32,500; Janet E. Grove, 32,500; Susan D. Kronick, 32,500, and Ronald W. Tysoe, 32,500. The options were granted at an exercise price of $61.07, the closing price for shares of Federated common stock on the New York Stock Exchange on the business day immediately preceding the date on which the grant was made. Twenty-five percent of the option award vests on March 25, 2006 (the "option vesting date") and on each of the first, second and third anniversaries of the option vesting date. A copy of the form Option Award Agreement pursuant to which the above-described options were granted is filed herewith as Exhibit 10.2 and incorporated herein by this reference.

     On March 25, 2005, the Board of Directors of Federated awarded a cash bonus pursuant to the 1992 Incentive Bonus Plan to each of Terry J. Lundgren and each Vice Chair for their 2004 fiscal year performance. The amounts of such bonus awards are as follows: Terry J. Lundgren, $3,309,400; Thomas G. Cody, $995,500; Thomas L. Cole, $995,500; Janet E. Grove, $995,500; Susan D. Kronick, $1,325,100, and Ronald W. Tysoe, $1,094,400.

     On March 25, 2005, the Board of Directors of Federated established the criteria for the bonus opportunity for fiscal year 2005 for Terry J. Lundgren and each Vice Chair. Based on the provisions of the 1992 Incentive Bonus Plan, Mr. Lundgren and the Vice Chairs are each eligible to receive a bonus award based on Federated's achievement in fiscal year 2005 of the following: (i) EBIT dollars, (ii) sales dollars, and (iii) cash flow dollars.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

	Exhibit Number	Description

	10.1	Amendment to Terry J. Lundgren's Employment Agreement, dated March 25, 2005

	10.2	Option Award Agreement Form

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: March 29, 2005	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary